EXHIBIT 10.45

                                SECOND AMENDMENT
                                     TO THE
                            LAW COMPANIES GROUP, INC.
                             1990 STOCK OPTION PLAN


                  THIS SECOND AMENDMENT to the Law Companies Group, Inc. 1990 Stock Option Plan (the "Plan") made this 6th day of May, 1997, by Law Companies Group, Inc. (the "Company").


                                                W I T N E S S E T H :


                  WHEREAS, the Company maintains the Plan to advance the interests of the Company and its shareholders by affording key officers and employees an opportunity to acquire or increase their proprietary interests in the Company by granting such persons options to purchase stock in the Company, and

                  WHEREAS, pursuant to Article X of the Plan, the Board of Directors, upon recommendation of the Compensation Committee, may amend the Plan with the approval of the shareholders of the Company; and

                  WHEREAS, the Company wishes to amend the Plan at this time for the purpose of increasing the maximum number of shares of the Company's Common Stock that may be issued and sold under the Plan; and

                  WHEREAS, the Board of Directors of the Company and the shareholders of the Company have approved such amendment of the Plan:

                  NOW, THEREFORE, the Plan is hereby amended as follows:


                                       I.
                  Section 5.1 of the Plan is amended by deleting the first sentence and inserting in its place the following:

                  "5.1 Number. Except as provided in Section 5.2, and subject to adjustment in Section 5.3, the total number of shares of Stock reserved for Options and subject to issuance under the Plan may not exceed 500,000 shares of Stock."


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ATMAIN02 Doc: 181107_1

                                       II.
                  All other provisions of the Plan not inconsistent herewith are confirmed and ratified.

                  IN WITNESS WHEREOF, this Second Amendment has been executed on the day and year first above written.

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                                        COMPANY:

                                        LAW COMPANIES GROUP, INC.


                                        By:
                                        Name:
                                        Title: